SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X]  Soliciting Material Pursuant to ss. 240.14a-12

                                Time Warner Inc.

                (Name of Registrant as Specified In Its Charter)

                                Icahn Partners LP
                          Icahn Partners Master Fund LP
                       American Real Estate Partners, L.P.
                                  Carl C. Icahn
                          Franklin Mutual Advisers, LLC
                                JANA Partners LLC
                             JANA Master Fund, Ltd.
                          S.A.C. Capital Advisors, LLC
                         S.A.C. Capital Associates, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

     On November 29, 2005, the Icahn Group and Lazard Ltd. ("Lazard") issued a press release relating to Time Warner Inc. ("Time Warner"). A copy of the press release is filed herewith as Exhibit 2. The Icahn Group has retained Lazard to further analyze various strategic alternatives to maximize the value of all Time Warner shareholders' interests. The Lazard team that will be working on the engagement currently includes Said Armucuoglu, Michael Biondi, Paul Haigney, Kenneth Jacobs, John Schwarz, Douglas Taylor, Bruce Wasserstein, Ajay Yadav and Louis Zachary. The material terms of Lazard's engagement include the following:
(1) the Icahn Group will pay to Lazard a cash engagement fee in the aggregate amount of $5 million; (2) the Icahn Group will also pay to Lazard an additional incentive fee relating to 5% of the Icahn Group's shares of Time Warner stock in connection with certain sales of such shares over the next 18 months equal to the positive difference between $18 per share and the net sale proceeds received by Icahn Group members in connection with such sales; and (3) the Icahn Group has entered into a customary indemnification agreement with Lazard, pursuant to which the Icahn Group has agreed to indemnify Lazard for certain losses incurred by Lazard in connection with the engagement.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, AMERICAN REAL ESTATE PARTNERS, L.P., FRANKLIN MUTUAL ADVISERS, LLC, JANA PARTNERS LLC, JANA MASTER FUND, LTD., S.A.C. CAPITAL ADVISORS, LLC, S.A.C. CAPITAL ASSOCIATES, LLC AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF TIME WARNER INC. FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF TIME WARNER INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 HERETO.

                                                                       EXHIBIT 1


                                  PARTICIPANTS


     The participants in the solicitation of proxies (the "Participants") include the following: Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), American Real Estate Partners, L.P. ("AREP"), Mr. Carl C. Icahn, Mr. Vincent J. Intrieri, Mr. Keith A. Meister, Mr. Nick Graziano, Franklin Mutual Advisers, LLC ("FMA"), Mr. Michael Embler, Ms. Mandana Hormozi, Mr. Peter Langerman, JANA Partners LLC ("JANA Partners"), JANA Master Fund, Ltd. ("JANA Master"), Mr. Barry Rosenstein, S.A.C. Capital Advisors, LLC ("SAC Advisors"), S.A.C. Capital Associates, LLC ("SAC Associates"), Mr. Steven
A. Cohen, Mr. David L. Older and Mr. Drew E. Gillanders.

     Icahn Partners, Icahn Master and AREP (collectively, the "Icahn Parties") are entities controlled by Carl C. Icahn. Carl C. Icahn is a principal of each of the Icahn Parties. Keith A. Meister, Nick Graziano and Vincent J. Intrieri are employees and/or officers or directors of one or more of the Icahn Parties. Each of Messrs. Icahn, Meister, Graziano and Intrieri may participate in soliciting proxies from Time Warner stockholders. Messrs. Meister, Graziano and Intrieri do not own beneficially any interest in securities of Time Warner, and will not receive any special compensation in connection with such solicitation.

     Franklin Mutual Advisers, LLC ("FMA") is an investment adviser to a number of investment companies which beneficially own common stock of Time Warner. Mr. Embler, Mr. Langerman and Ms. Hormozi are employees and/or officers of FMA who may also participate in soliciting proxies from Time Warner stockholders. Messrs. Embler and Langerman and Ms. Hormozi do not own beneficially any interest in securities of Time Warner, and will not receive any special compensation in connection with such solicitation.

     JANA Partners and JANA Master (collectively, the "JANA Parties") are entities controlled by Mr. Rosenstein and Gary Claar. Mr. Rosenstein may participate in soliciting proxies from Time Warner stockholders.

     SAC Advisors is controlled by Mr. Cohen. Pursuant to an investment agreement, SAC Advisors has investment and voting power with respect to the securities held by SAC Associates (together with SAC Advisors, the "SAC Parties"). Mr. Older is an employee of CR Intrinsic Investors, LLC, an affiliate of SAC Advisors, and Mr. Gillanders is an employee of SAC Advisors. Each of Messrs. Cohen, Older and Gillanders may participate in soliciting proxies from Time Warner stockholders. Messrs. Older and Gillanders do not own beneficially any interest in securities of Time Warner, and will not receive any special compensation in connection with such solicitation.

The Icahn Parties

     Icahn Partners is a Delaware limited partnership principally engaged in the business of investing in securities. Icahn Onshore LP ("Icahn Onshore") is a Delaware limited partnership primarily engaged in the business of acting as the general partner of Icahn Partners. CCI Onshore Corp. ("CCI Onshore") is a Delaware corporation primarily engaged in the business of acting as the general partner of Icahn Onshore. CCI Onshore is wholly owned by Mr. Icahn.

     Icahn Master is a Cayman Islands exempted limited partnership principally engaged in the business of investing in securities. Icahn Offshore LP ("Icahn Offshore") is a Delaware limited partnership primarily engaged in the business of acting as the general partner of Icahn Master. CCI Offshore Corp. ("CCI Offshore") is a Delaware corporation primarily engaged in the business of acting as the general partner of Icahn Offshore. CCI Offshore is wholly owned by Mr. Icahn.

     AREP is a publicly-traded Delaware master limited partnership engaged in a variety of businesses, including rental real estate, real estate development, hotel and resort operations, hotel and casino operations, oil and gas exploration and production, home fashions and investments in equity and debt securities. American Property Investors, Inc. ("API") is a Delaware corporation primarily engaged in the business of acting as the general partner of AREP.
Beckton Corp. ("Becton") is a Delaware corporation primarily engaged in the business of holding the stock of API. Beckton is wholly owned by Mr. Icahn.

     Carl C. Icahn is a principal of the Icahn Parties. Through his ownership of CCI Onshore, CCI Offshore and Beckton, Mr. Icahn indirectly controls the Icahn Parties. Vincent J. Intrieri, Nick Graziano and Keith A. Meister are employees and/or officers or directors of one or more of the Icahn Parties and various other entities controlled by Mr. Icahn.

     Mr. Icahn, through his control of the Icahn Parties, may be deemed to be the indirect beneficial owner of 48,424,900 shares (including shares underlying call options) of common stock ("Common Stock") of Time Warner, which represents approximately 1.06% of outstanding shares of Common Stock as of the date hereof.

     Icahn Master is the direct beneficial owner of 24,844,096 shares (including shares underlying call options) of the Common Stock, Icahn Partners is the direct beneficial owner of 19,580,804 shares (including shares underlying call options) of the Common Stock and AREP is the direct beneficial owner of 4,000,000 shares of the Common Stock. Icahn Offshore, as the general partner of Icahn Master, and CCI Offshore, as the general partner of Icahn Offshore, may each be deemed to be the indirect beneficial owner of the shares of Common Stock directly owned by Icahn Master. Icahn Onshore, as the general partner of Icahn Partners, and CCI Onshore, as the general partner of Icahn Onshore, may each be deemed to be the indirect beneficial owner of the shares of Common Stock directly owned by Icahn Partners. API, as the general partner of AREP, and Beckton, as the sole stockholder of API, may each be deemed to be the indirect beneficial owner of the shares of Common Stock directly owned by AREP. Carl C. Icahn, as the sole stockholder of each of CCI Offshore, CCI Onshore and Beckton, may be deemed to be the indirect beneficial owner of the shares of Common Stock directly owned by Icahn Master, Icahn Partners and AREP.

The Franklin Parties

     FMA is a Delaware limited liability company registered as an investment advisor with the U.S. Securities and Exchange Commission. Pursuant to advisory contracts with each of its investment company clients, FMA has sole investment and voting discretion over the shares of the Common Stock of Time Warner beneficially owned by its advisory funds. FMA is a subsidiary of Franklin Resources, Inc., a publicly-listed global investment organization operating as Franklin Templeton Investments.

     Michael Embler is Chief Investment Officer and Senior Vice President of FMA. Mandana Hormozi is a research analyst for FMA. Peter Langerman is president and CEO of FMA and chairman of Franklin Mutual Series Funds Inc., whose funds comprise the majority of assets managed by FMA.

     FMA, through its control of the shares owned by its advisory funds, may be deemed to be the beneficial owner of 27,960,670 shares (including shares underlying call options) of Time Warner, which represents approximately 0.61% of outstanding shares of Common Stock as of the date hereof.

The JANA Parties

     JANA Partners is a Delaware limited liability company principally engaged in the business of making investments. JANA Master is a Cayman Islands exempted company principally engaged in the business of making investments. JANA Partners serves as the investment manager to JANA Master and a separate managed account. Barry Rosenstein is the founder and managing partner of JANA Partners.

     JANA Master is the direct beneficial owner of 28,450,012 shares (including shares underlying call options) of Common Stock, which represents approximately 0.62% of outstanding shares of Common Stock as of the date hereof. In addition, a separate account managed by JANA Partners is the direct beneficial owner of 1,553,188 shares (including shares underlying call options) of Common Stock, which represents approximately 0.034% of outstanding shares of Common Stock as of the date hereof. As the investment manager of JANA Master and the managed account, JANA Partners may be deemed to be an indirect beneficial owner of the 30,003,200 shares of Common Stock directly beneficially owned by JANA Master and the managed account. As the managing partner of JANA Partners, Mr. Rosenstein may be deemed to be an indirect beneficial owner of such shares.

The SAC Parties

     SAC Advisors is a Delaware limited liability company principally engaged in the business of serving as investment manager to private investment funds, including SAC Associates. SAC Associates is a private investment fund that is an Anguillan limited liability company. Steven A. Cohen is a principal of SAC Advisors. David L. Older is an employee of CR Intrinsic Investors, LLC, an affiliate of SAC Advisors, and Drew E. Gillanders is an employee of SAC Advisors.

     SAC Associates is the direct beneficial owner of 29,000,000 shares of Common Stock, which represents approximately 0.63% of outstanding shares of Common Stock as of the date hereof. SAC Advisors, as investment manager to SAC Associates, may be deemed to be the indirect beneficial owner of such shares. Mr. Cohen, through his control of SAC Advisors, may also be deemed to be an indirect beneficial owner of such shares.

     In addition, the Icahn Parties, FMA, the JANA Parties, the SAC Parties and certain of their respective affiliates may each be deemed to be a member of a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), which group beneficially owns 135,388,770 shares (including shares underlying call options) of Common Stock, representing approximately 2.96% of outstanding shares of Common Stock as of the date hereof. However, neither the fact of this filing nor anything contained herein shall be deemed to be an admission by any of such parties that it is the beneficial owner of any shares of Common Stock beneficially owned by any of the other parties, except as otherwise disclosed herein.

                                                                       EXHIBIT 2

                              FOR IMMEDIATE RELEASE


LAZARD AND ICAHN GROUP ANNOUNCE THAT LAZARD WILL WORK WITH ICAHN GROUP IN VALUE MAXIMIZATION OF ALL SHAREHOLDERS' INTERESTS IN TIME WARNER


LAZARD TO ASSIST ICAHN GROUP IN SELECTION OF A NEW SLATE OF DIRECTORS FOR ELECTION AT THE 2006 ANNUAL MEETING TO REPLACE A MAJORITY OF THE TIME WARNER BOARD OF DIRECTORS


New York, New York, November 29, 2005

Lazard Ltd. (NYSE: LAZ) and the Icahn Group announced today that the Icahn Group has retained Lazard to further analyze various strategic alternatives to maximize the value of all Time Warner Inc. (NYSE: TWX) shareholders' interests. The Icahn Group is comprised of Icahn Partners, Icahn Partners Master Fund, certain other affiliates of Carl C. Icahn, Franklin Mutual Advisers, JANA Partners and S.A.C. Capital Advisors, who together beneficially own in excess of 135 million shares of Time Warner common stock.

Lazard will immediately commence an in-depth strategic analysis of Time Warner's businesses and operations to further identify constructive corporate alternatives. The study will focus on strategic initiatives to unlock the value of Time Warner which may include a streamlining of its corporate structure, reconfiguration of its assets, potential sale of selected businesses, adoption of a more appropriate capital structure and commencement of a significant share repurchase.

"Time Warner has a unique set of valuable assets and our assignment is to help determine how best to realize the full value of these assets. We look forward to working with the Icahn Group to help maximize value for all Time Warner shareholders," said Bruce Wasserstein, Lazard Chairman and Chief Executive. He noted that Lazard is available to meet with Time Warner management, members of its Board of Directors and shareholders to review value-maximizing alternatives.

The Icahn Group will consider Lazard's advice and counsel in selecting a slate of directors for Time Warner's Board who would consider all avenues of maximizing shareholder value. This slate will be submitted for election at Time Warner's next annual shareholder meeting to replace a majority of the Board.

Carl Icahn stated that "We continue to believe that Time Warner's stock is greatly undervalued and that the company is in need of a major restructuring. Our group is extremely pleased to be working with a firm of Lazard's stature and experience in these matters. Bruce Wasserstein and his team will help us in the election of a slate of directors to replace a majority of the existing Time Warner directors with a view to maximizing shareholder value." Mr. Icahn also stated that "We have brought in Lazard to complete an in-depth study of Time Warner and how shareholder value can be enhanced. It is our contention that it is only through a very meaningful and deep restructuring and share buy-back program that all shareholders will be able to realize the true value of Time Warner."

About Lazard
Lazard, one of the world's preeminent financial advisory and asset management firms, operates from 29 cities across 16 countries in North America, Europe, Asia, Australia and South America. With origins dating back to 1848, the firm provides services including mergers and acquisitions advice, asset management, and restructuring advice to corporations, partnerships, institutions, governments, and individuals. For more information on Lazard, please visit www.lazard.com.

Contact:
Richard Silverman, Lazard
212-632-6285
richard.silverman@lazard.com

Susan Gordon, Icahn Associates
212-702-4309
sgordon@sfire.com


SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, AMERICAN REAL ESTATE PARTNERS, L.P., FRANKLIN MUTUAL ADVISERS, LLC, JANA PARTNERS LLC, JANA MASTER FUND, LTD., S.A.C. CAPITAL ADVISORS, LLC, S.A.C. CAPITAL ASSOCIATES, LLC, AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF TIME WARNER INC. FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF TIME WARNER INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 TO THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY ICAHN PARTNERS LP ON NOVEMBER 29, 2005.